SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2012

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 11, 2012, Highwoods Realty Limited Partnership (the “Operating Partnership”) and Highwoods Properties, Inc. (the “Company”) entered into an underwriting agreement with Wells Fargo Securities, LLC and Jefferies & Company, Inc., as representatives of the several underwriters named therein, relating to a public offering of $250,000,000 aggregate principal amount of the Operating Partnership's 3.625% Notes due January 15, 2023. The terms of the notes are governed by an indenture, dated as of December 1, 1996, among the Operating Partnership, the Company, and US Bank National Association (as successor in interest to Wachovia Bank, N.A.), as trustee, and an officers' certificate to be dated as of December 18, 2012 establishing the terms of the notes.

The notes are being issued pursuant to the Operating Partnership's automatic shelf registration statement on Form S-3 (Registration No. 333-172134-01), as amended, including the related prospectus dated February 9, 2011, and a prospectus supplement dated December 11, 2012, as the same may be amended or supplemented.

The closing of the offering is expected to occur on December 18, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

1
Underwriting Agreement, dated December 11, 2012, by and among Highwoods Properties, Inc., Highwoods Realty Limited Partnership and Wells Fargo Securities, LLC and Jefferies & Company, Inc., as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: December 17, 2012